Exhibit 21 (a)

SUBSIDIARIES OF THE REGISTRANT

Evolving Systems Networks India Private Limited

Evolving Systems Holdings Limited (formerly Tertio Telecoms Holdings Limited)

Evolving Systems Limited (formerly Tertio Telecoms Limited)

Evolving Systems GmbH (formerly Tertio Telecoms Limited GmbH)

Evolving Systems NC, Inc. (formerly RateIntegration, Inc. d/b/a Sixth Sense Media)

RateIntegration Software Technologies PVT LTD

Evolving Digital Data Solutions LTD

Evolving Systems BLS LTD

Lumata UK LTD

Lumata France SAS

Lumata Deutschland GmbH

Lumata Spain SL